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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement ("Amendment No. 1") is made as of May 17, 2002 by and between Ribapharm Inc., a Delaware corporation (the "Company") Thomas Stankovich, (the "Employee"), with reference to that certain Employment Agreement entered into as of April 11, 2002 between the Company and Employee ("Contract").

     In consideration of the mutual agreements contained herein and for other consideration, the value, sufficiency, and receipt of which is hereby acknowledged, the Company and Employee agree as follows.

     1. Section 1(a) of the Contract is amended by adding the following sentence to the end of such section: "If Employee is removed in whole or part from such named position without Cause (as defined in Section 8(a)(3), below) and if the Company has not installed Employee in such other senior executive capacity within forty-five (45) days after such removal, Employee's employment will be deemed terminated on the forty-sixth (46) day and the provisions of Section 9(b) will apply."

     2.   Section 8(a) of the Contract is amended to add thereto a new paragraph
          (6) to read as follows:

               "(6) Voluntary Termination. Employee may voluntarily terminate
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               his employment hereunder at any time. If Employee voluntarily terminates his employment for any reason or without reason during the 60-day period which commences on the date which is six (6) months following the date of a Change in Control, it will be referred to as a "Limited Period Termination"."

     3.   Section 8(d)(2) of the Contract is amended to read as follows:

                    "(2) if Employee's employment is terminated for Good Reason, without Cause, or is a Limited Period Termination, the date specified in the Notice of Termination shall not be more than sixty (60) days, and shall not be less than thirty (30) days, from the date the Notice of Termination is given by the Company."

     4. Section 9(a) of the Contract is amended by changing the first parenthetical clause in the first sentence thereof to read as follows:

               "(other than for Good Reason or a Limited Period Termination)..."

     5. Section 9(b) of the Contract is amended by changing the first clause thereof to read as follows:



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               "(b) Without Cause, Good Reason or Limited Period Termination. If
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          Employee's employment by the Company shall be terminated by the
          Company other than for Cause, death or Disability, or by Employee for Good Reason or as a Limited Period Termination, then Employee shall be entitled to the benefits provided below:"

     6.   Section 10 is amended to read in its entirety as follows:

               10. Section 4999 of the Internal Revenue Code. In the event that
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          any amount or benefit paid or distributed to Employee pursuant to this
          Agreement, taken together with any amounts or benefits otherwise paid or distributed to Employee by the Company or any affiliated company, including ICN (collectively, the "Covered Payments"), including, without limitation any profit realized in respect of stock options and similar events, are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar tax that may hereafter be imposed, the Company shall pay to Employee at the time specified below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by Employee with respect to such Covered Payments, after deduction of any Excise Tax the Covered Payments and any Federal, state and local income tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 10, but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

               For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

     (i) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the date of this Agreement or tax counsel selected by such Accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

     (ii) the value of any non-cash benefits or any deferred payment or benefits shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

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               For purposes of determining the amount of the Tax Reimbursement
          Payment, the Employee shall be deemed to pay:

    (iii) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

     (iv) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

               In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, Employee shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Employee, and interest payable to the Company shall not exceed interest received or credited to Employee by such tax authority for the period it held such portion. Employee and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if Employee's good faith claim for refund or credit is denied.

               In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess if finally determined.

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               The Tax Reimbursement Payment (or portion thereof) provided for in this Section 10 shall be paid to Employee not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to Employee by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     7. All terms and conditions of the Contract, as amended hereby, are hereby ratified and confirmed by the Company and Employee as the agreement of the parties.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of this 17th day of May, 2002.

                                       COMPANY:
                                       -------

                                       RIBAPHARM INC.


                                          /s/ ROGER D. LOOMIS, JR.
                                       -----------------------------------------
                                       Name:  Roger D. Loomis, Jr.
                                       Title: Senior Vice President and
                                              General Counsel and Secretary

                                       EMPLOYEE:
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                                          /S/ THOMAS STANKOVICH
                                       -----------------------------------------
                                       Thomas Stankovich

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